UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2018
STRATSSM Trust for Ambac Financial Group, Inc. Securities, Series 2007-1
(Exact name of registrant as specified in its charter)
Synthetic Fixed-Income Securities, Inc.
(Exact name of sponsor and depositor as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33605	52-2316339
(Commission File Number)	(IRS Employer Identification No.)
Synthetic Fixed-Income Securities, Inc. 301 South College Charlotte, North Carolina	28288
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-214-6277
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On or about June 1, 2018, Synthetic Fixed-Income Securities, Inc., as sponsor and depositor on behalf of the Trust, intends to suspend the Trust’s ongoing reporting obligation under the Securities Exchange Act of 1934 by filing Form 15 with the Securities and Exchange Commission.

In connection with Ambac Financial Group, Inc.’s (“Ambac”) filing for a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (and as more fully described in the current report on Form 8-K filed by the STRATSSM Trust for Ambac Financial Group, Inc. Securities, Series 2007-1 (the “Trust”) with the Securities and Exchange Commission on May 6, 2013), 63,281 shares of new common stock of Ambac and 469,192 warrants were distributed to in full and final satisfaction of the Underlying Securities and discharge of any claim against Ambac by the Trustee (as defined below), as holder of the Underlying Securities, and the Underlying Securities were cancelled. In accordance with the terms of the Base Trust Agreement, dated as of September 8, 2006 (the “Base Trust Agreement”), between Synthetic Fixed-Income Securities, Inc., as trustor (in such capacity, the “Trustor”) and U.S. Bank Trust National Association, as trustee (in such capacity, the “Trustee”) and the Series Supplement, dated as of July 16, 2007 (the “Series Supplement” and, together with the Base Trust Agreement, the “Trust Agreement”), between the Trustor and the Trustee, the shares and the warrants described above were distributed to the Certificateholders. This distribution was reported by the Trust on its Form 10-D filed with the Securities and Exchange Commission on May 29, 2013.

In connection with the Trustee’s submission on behalf of the Trust of a Proof of Claim and Release in the In re Ambac Financial Group Inc. Securities Litigation class action lawsuit (the “Ambac Securities Litigation”), in which the issuer of the Underlying Securities was a defendant, and the resulting settlement of the Ambac Securities Litigation (as more fully described in the current report on Form 8-K filed by the Trust with the Securities and Exchange Commission on March 14, 2014), the Trust received settlement funds in the amount of $1,455,843.66. In accordance with the terms of the Trust Agreement, such settlement funds were distributed to the Certificateholders. This distribution was reported by the Trust on its Form 10-D filed with the Securities and Exchange Commission on March 26, 2014. Although it has been more than four years since settlement funds relating to the Ambac Securities Litigation were received by the Trust, as of the date hereof the related lawsuit has not been formally and finally discharged by the court.

Synthetic Fixed-Income Securities, Inc., as sponsor and depositor on behalf of the Trust, has concluded that (i) the sole remaining asset of the Trust is a potential claim to any remaining settlement funds that may arise in connection with the settlement of the Ambac Securities Litigation, and (ii) because settlement payments have already been received in connection with the settlement of the Ambac Securities Litigation, as described in the immediately preceding paragraph, the likelihood of additional settlement proceeds being distributed are uncertain and the net amount of such proceeds after payment of accrued and unpaid expenses of the Trust, if any, are not reasonably likely to be material.

Capitalized terms used but not defined herein have the meanings assigned in the Trust Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synthetic Fixed-Income Securities, Inc.
(Registrant)

By:	/s/ Barbara Garafalo
Name:	Barbara Garafalo
Title:	Vice President

Date: June 4, 2018